UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 27, 2012 (November 20, 2012)

Flagstone Reinsurance Holdings, S.A.
(Exact name of registrant as specified in its charter)

Luxembourg	001-33364	98-0481623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Avenue de la Gare
L-1611 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  +352 273 515 30

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreements.  In connection with, and effective upon, the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of August 30, 2012, by and among Flagstone Reinsurance Holdings, S.A. (“Flagstone”), Flagstone Reinsurance Holdings (Bermuda) Limited, Validus Holdings, Ltd. (“Validus”) and Validus UPS, Ltd. (the “Merger Agreement”), Flagstone entered into separation agreements with each of David Flitman, Gary Prestia, Guy Swayne, Brenton Slade and William Fawcett.  The separation agreements generally incorporate the severance and restrictive covenant provisions of the executives’ existing employment agreements with Flagstone and reflect the actions that Flagstone reserved the right to take with respect to Messrs. Flitman’s, Prestia’s, Swayne’s, Fawcett’s and Slade’s employment arrangements prior to the completion of the mergers contemplated by the Merger Agreement (the “Mergers”) as more fully described in the proxy statement/prospectus included in Amendment No. 2 to the registration statement on Form S-4 filed by Validus with, and declared effective by, the Securities and Exchange Commission on October 23, 2012, except that the agreements provide for termination of the executives’ employment without “cause” on the date of completion of the Mergers, rather than 60 days following the later of completion of the Mergers and December 31, 2012.

Specifically, pursuant to their respective separation agreements, Messrs. Flitman, Prestia, Swayne, Slade and Fawcett will be entitled to the following payments on or shortly following their respective terminations of employment:

●	certain accrued amounts;

●
12 months’ base salary in lieu of notice of termination without “cause” and solely with respect to Messrs. Flitman, Swayne, Slade and Fawcett, any other payments in lieu of notice to which the executive may be entitled under Bermuda law;

●
solely with respect to Messrs. Flitman, Prestia and Swayne, contractual severance under their employment agreements equal to the sum of (x) 12 months’ base salary plus (y) the average of the executive’s three most recently paid annual bonuses prior to the date of termination; and

●
solely with respect to Mr. Prestia, an amount equal to the value of perquisites and benefits and the base salary that would have been paid or provided to him through September 1, 2013, which is the end of his guaranteed period of employment.

In addition, the separation agreements reaffirm the executives’ entitlements to 2012 guaranteed annual bonuses and treatment of their equity awards as described in the Merger Agreement and each of Messrs. Fawcett’s and Prestia’s separation agreements provide for a reduction of payments that could be characterized as “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, if reduction would place such executive in a better net-after tax economic position than if payments were not reduced.

These descriptions of the separation agreements with Messrs. Flitman, Prestia, Swayne, Slade and Fawcett are qualified in their entirety by reference to the actual terms of the separation agreements.  Complete copies of the separation agreements with Messrs. Flitman, Prestia and Swayne are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference in this Item 5.02.

Item 8.01	Other Events.

On November 20, 2012, Flagstone entered into a separation agreement with Mr. Prestia, and on November 26, 2012, Flagstone entered into separation agreements with each of Messrs. Flitman and Swayne.  These separation agreements are described in Item 5.02 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement between Mr. David Flitman and Flagstone Reinsurance Holdings, S.A., dated November 26, 2012.

10.2	Separation Agreement between Mr. Gary Prestia and Flagstone Reinsurance Holdings, S.A., dated November 20, 2012.

10.3	Separation Agreement between Mr. Guy Swayne and Flagstone Reinsurance Holdings, S.A., dated November 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTONE REINSURANCE HOLDINGS, S.A.

	By:	/s/ William F. Fawcett
Name: William F. Fawcett
Title: General Counsel
Date: November 27, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement between Mr. David Flitman and Flagstone Reinsurance Holdings, S.A., dated November 26, 2012.

10.2	Separation Agreement between Mr. Gary Prestia and Flagstone Reinsurance Holdings, S.A., dated November 20, 2012.

10.3	Separation Agreement between Mr. Guy Swayne and Flagstone Reinsurance Holdings, S.A., dated November 26, 2012.